UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24, 2014

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel Maurer, Senior Vice President and General Manager, Small Business Management Solutions, will be retiring from Intuit after nearly 9 years of service in various executive roles. Mr. Maurer will be serving in a transitional non-executive role beginning on August 1, 2014 through his date of retirement on August 26, 2014.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 24, 2014, the Board of Directors (the “Board”) of Intuit Inc. (“Intuit”) amended Intuit’s Bylaws by the addition of Section 9.7 addressing choice of forum.

The preceding description of the amendments to Intuit’s Bylaws is qualified in its entirety by reference to Intuit’s amended and restated Bylaws, which are attached hereto as Exhibit 3.01 and are incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

In June 2014, Sasan K. Goodarzi, Senior Vice President of Intuit Inc., adopted a stock trading plan related to the sale of up to 56,094 shares of Intuit common stock issuable under restricted stock unit awards. Subject to the terms and conditions of this plan, a brokerage firm may periodically sell the issued shares at predetermined minimum prices from August 2014 to June 2015.

This plan is intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and was adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

Transactions under this plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description

3.01	Bylaws of Intuit, as amended and restated effective July 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.

Date: July 29, 2014	By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3.01	Bylaws of Intuit, as amended and restated effective July 24, 2014